                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)

Filed by the Registrant             [X]
                                    ---

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of Commission Only
[X]  Definitive Proxy Statement  (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               ANSOFT CORPORATION
                               ------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 NOT APPLICABLE
                                 --------------
     (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

       (1) Title of each class of securities to which transaction applies:

       -----------------------------------------------------------------------

       (2) Aggregate number of securities to which transaction applies:

       -----------------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-1 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       -----------------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:

       -----------------------------------------------------------------------

       (5) Total fee paid:

       -----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:

       ---------------------------------------

       (2) Form, Schedule or Registration No.:

       ---------------------------------------

       (3) Filing Party:

       ---------------------------------------

       (4) Date Filed:

       ---------------------------------------

                               ANSOFT CORPORATION
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON MONDAY, SEPTEMBER 11, 2000

To Our Stockholders:
--------------------

         The Annual Meeting of Stockholders (the "Annual Meeting") of Ansoft Corporation, a Delaware corporation (the "Company"), will be held on Monday, September 11, 2000, at 9:00 a.m., local time, at the Sheraton Hotel, 7 Station Square Drive, Pittsburgh, Pennsylvania 15219-1119, for the following purposes:

     1. To elect six directors to serve on the Company's Board of Directors to serve until the 2001 Annual Meeting of Stockholders.

     2. To approve an amendment to the Company's 1995 Stock Option Plan which increased the total number of shares of Common Stock reserved for issuance thereunder to 3,500,000 shares.

     3. To ratify the appointment of KPMG LLP as the Company's independent accountants to audit the books and accounts of the Company for the year ending April 30, 2001.

     4. To transact such other business as may properly come before the Annual Meeting and any and all adjournments and postponements thereof.

         The Board of Directors has fixed the close of business on July 25, 2000 as the record date for the determination of holders of the Company's Common Stock entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

         The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting, including those items listed above.

         You are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card promptly. The return of the enclosed proxy card will not affect your right to revoke your proxy or to vote in person if you do attend the Annual Meeting.


                                    By Order of the Board of Directors,

                                    /s/ NICHOLAS CSENDES

                                    Nicholas Csendes
                                    President and Chief Executive Officer

Pittsburgh, Pennsylvania
August 11, 2000

         YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE.

         PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE IT, SIGN IT AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY.

                               ANSOFT CORPORATION
                         Four Station Square, Suite 200
                            Pittsburgh, Pa 15219-1119


                                 PROXY STATEMENT


                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors ("Board") of Ansoft Corporation, a Delaware corporation (the "Company"), for use at the Company's 2000 Annual Meeting of Stockholders (together with any and all adjournments and postponements thereof, the "Annual Meeting") to be held on Thursday, September 11, 2000, at 9:00 a.m., local time, at the Sheraton Hotel, 7 Station Square Pittsburgh, Pennsylvania 15219-1119, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice"). This Proxy Statement, together with the accompanying Notice and the enclosed proxy card, are first being sent to stockholders on or about August 11, 2000.

RECORD DATE; VOTING SECURITIES; VOTING AND PROXIES

         The Board has fixed the close of business on July 25, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). On the Record Date, there were 11,859,517 shares of common stock of the Company, par value $.01 per share ("Common Stock"), outstanding. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting. Abstentions may be specified as to all proposals to be brought before the Annual Meeting other than the election of directors.

         Shares can be voted at the Annual Meeting only if the stockholder is present in person or is represented by proxy. If the enclosed proxy card is properly executed and returned prior to voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, shares represented by executed proxies will be voted as recommended by the Board. Brokers, banks and other nominee holders will be requested to obtain voting instructions of beneficial owners of stock registered in their names, and shares represented by a duly completed proxy submitted by such a nominee holder on behalf of a beneficial owner will be voted to the extent instructed by the nominee holder on the proxy card. Rules applicable to nominee holders may preclude them from voting shares held by them in nominee capacity on certain kinds of proposals unless they receive voting instructions from the beneficial owners of the shares (the failure to vote in such circumstances is referred to as a "broker non-vote").

         Any proxy may be revoked at any time prior to its exercise by attending the Annual Meeting and voting in person, by notifying the Secretary of the Company of such revocation in writing or by delivering a duly executed proxy bearing a later date, provided that such notice or proxy is actually received by the Company prior to the taking of any vote at the Annual Meeting.

QUORUM; VOTES REQUIRED

         The presence at the Annual Meeting, in person or by proxy, of shares of Common Stock representing at least a majority of the total number of shares of Common Stock entitled to vote on the Record Date will constitute a quorum for purposes of the Annual Meeting. Shares represented by duly completed proxies submitted by nominee holders on behalf of beneficial owners will be counted as present for purposes of determining the existence of a quorum (even if some such proxies reflect broker non-votes). In addition, abstentions will be counted as present for purposes of determining the existence of a quorum.

         A majority of the votes cast at the Annual Meeting are required for the adoption of the proposals described below. Broker non-votes will be treated as shares that neither are capable of being voted nor have been voted and, accordingly, will have no effect either on the minimum number of affirmative votes necessary or the outcome of the election of directors. Abstentions will be counted as shares present at the Annual Meeting and will thus increase the minimum number of affirmative votes necessary to approve these proposals. Because they will not be recorded as votes in favor of such proposals, however, abstentions will have the effect of votes against such proposals.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         The Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and the By-Laws of the Company provide that the number of directors (which is to be not less than three) is to be determined from time to time by resolution of the Board. The Board is currently comprised of six persons. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's six nominees named below, each of whom is presently a director of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for any nominee, if any, who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified or until the earlier of his death, resignation, or removal.

         The names of the nominees for the Board of Directors, and certain information about them, is set forth below.

                                   Director
Name                         Age    Since     Principal Occupation
----                         ---    -----     --------------------
Zoltan J. Cendes, Ph.D.      54     1984      Chief Technology Officer and
                                              Chairman of the Board
Nicholas Csendes             56     1984      President, Chief Executive Officer
                                              and Director
Thomas A.N. Miller (1)       52     1984      Director
Ulrich L. Rohde, Ph.D.       60     1997      Director
John N. Whelihan (1)         56     1996      Director
Jacob K. White, Ph.D.(1)     41     1996      Director

--------------
(1) Member of the Compensation or Audit Committees.

         Dr. Zoltan J. Cendes is a founder of Ansoft and has served as Chairman of the Board of Directors of the Company and its chief research scientist since its formation in 1984. Since 1982, Dr. Cendes has been a university professor in electrical and computer engineering at Carnegie Mellon University. Dr. Cendes has lectured throughout North America, Europe and Asia on the topic of electromagnetics and finite element analysis and has published over 100 publications on these topics. Dr. Cendes directs the research efforts of Ansoft.

         Nicholas Csendes is a founder of Ansoft and has served as President, Chief Executive Officer and Secretary since 1992 and a director since 1984. Mr. Csendes was a senior investment officer with Sun Life of Canada, a major international financial institution focusing on the sale of life insurance and retirement products ("Sun Life"), for over 15 years. Since 1985, Mr. Csendes has been involved with various public and private companies including a publicly-held interactive software company, and has been an officer, director and a controlling stockholder of American Banner Resources, Inc. ("ABR"), a privately-held holding company with various interests in real estate and public and private securities.

         Thomas A.N. Miller is a founder of Ansoft and has served as a director since 1984 and served as Chief Financial Officer from 1994 to May 1997. From 1989 to 1994, Mr. Miller was an officer, director and controlling stockholder of Southwest Gas, a privately held natural gas company which was sold to Ensearch Corporation in 1994. Mr. Miller was a founder of IT Network, Inc. ("ITN"), the predecessor of Source Media Inc., a publicly-held interactive information service company and served as Chairman of the Board of ITN from its inception in 1988 to

1994, and as chief executive officer of ITN from its inception to December 1992. Since 1981, Mr. Miller has been President, director and a controlling stockholder of ABR.

         Dr. Ulrich L. Rohde became a director of the Company in April 1997 in connection with Ansoft's acquisition of Compact Software, Inc. ("Compact") on April 9, 1997. From 1985 to 1997, Dr. Rohde was the majority shareholder, president and chief executive officer of Compact and he has over 20 years of expertise in microwave systems technology. Dr. Rohde is President of Communications Consulting Corporation; Chairman of Synergy Microwave Corporation; and a partner of Rohde & Schwarz. Dr. Rohde has lectured on the topic of microwave circuit simulation and design throughout North America, Europe and Asia and has published numerous articles and books on these topics.

         John N. Whelihan became a director of the Company in March 1996. Since 1994, Mr. Whelihan has served as Vice President of Sun Life of Canada, a major international financial institution. Mr. Whelihan is in charge of U.S. private placements.

         Dr. Jacob K. White became a director of the Company in February 1996. Since 1991, Dr. White has been a Professor of electrical engineering and computer science at the Massachusetts Institute of Technology ("MIT"). From 1987 to 1991, he was an Assistant Professor at MIT.

         All directors hold office until the next annual meeting of the stockholders and until their successors have been elected and qualified. Officers are appointed by the Board of Directors and serve at the discretion of the Board. Dr. Zoltan J. Cendes and Mr. Nicholas Csendes are brothers. There are no other family relationships between any of the directors or executive officers of the Company.

THE BOARD RECOMMENDS VOTING FOR ALL OF THE NOMINEES LISTED ABOVE.
                            ---

ADDITIONAL INFORMATION RELATING TO BOARD OF DIRECTORS AND COMMITTEES THEREOF

BOARD COMMITTEES

         The Board met three times during the fiscal year ended April 30, 2000. The Board has an Audit Committee and a Compensation Committee. No director attended fewer than 75% of the total number of meetings of the Board and the meetings of any committee of the Board on which he served during the fiscal year ended April 30, 2000.

         Audit Committee. The Board has an Audit Committee comprised of Mr. Miller and Mr. Whelihan. The Audit Committee's duties include recommending to the Board of Directors the firm of independent accountants to audit the Company's consolidated financial statements, reviewing the scope and results of the independent auditors' activities and the fees proposed and charged therefor, reviewing the adequacy of internal controls and reviewing the scope and results of internal audit activities, and reporting the results of the committee's activities to the full Board. The Audit Committee met once during fiscal year 2000.

         Compensation Committee. The Board has a Compensation Committee, consisting of Mr. Whelihan and Dr. White, each of whom is an independent director. The Compensation Committee is responsible for reviewing and approving matters involving the compensation of directors and executive officers of the Company, periodically reviewing management development plans, administering the Company's incentive compensation plans and making recommendations to the full Board on these matters. The Compensation Committee met once during fiscal 2000.

DIRECTOR COMPENSATION

         Non-employee directors receive $1,000 per meeting which they attend and are reimbursed for all reasonable expenses incurred by them in attending meetings of the Board of Directors and its committees. At the closing of the Company's initial public offering in April 1996, the non-employee directors were granted options to purchase 30,000 shares of Common Stock of the Company. In addition, on December 15, 1998, the non-employee directors were granted options to purchase 25,000 shares of Common Stock of the Company. Such options are subject to vesting over a five-year period commencing from the date of grant.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than ten percent of the Company's Common Stock to file reports of, and changes to, their beneficial ownership of such securities with the Securities and Exchange Commission and to furnish copies of all Section 16(a) filings to the Company. The Company is required to report in this statement any failure to timely file reports during fiscal 2000. Based on its review of Form 3, Form 4 and Form 5 filings, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten percent shareholders.

BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of July 31, 2000 (i) by each person who is known by the Company to beneficially own more than five percent of the Company's Common Stock, (ii) by each of the Company's directors (each of whom has been nominated to serve an additional one year term), (iii) by the Company's Chief Executive Officer and Chief Technology Officer ("Named Executive Officers"), and (iv) by all current officers and directors as a group.

                                                     Amount and Nature of     Percent of
Beneficial Owner (1)                                 Beneficial Ownership      Class (2)
-----------------------------------------------      --------------------     ----------
Thomas A.N. Miller (3)                                     1,717,003              14%
Nicholas Csendes (4)                                       1,737,503              14%
Zoltan J. Cendes (5)                                       1,316,118              11%
Ulrich L. and Meta M. Rohde (6)                            1,277,728              11%
John N. Whelihan (7)                                          41,000               *
Jacob K. White (8)                                            26,000               *
All directors and named officers as a group
   (6 persons) (3)(4)(5)(6)(7)(8)                          6,115,352              49%

----------------
*Less than 1%.

(1) The business address of the stockholder is Four Station Square, Suite 660, Pittsburgh, PA 15219.

(2) The information contained in the table above reflects "beneficial ownership" of the Common Stock within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Unless otherwise indicated, all shares of Common Stock are held directly with sole voting and dispositive power.

(3) Excludes 147,000 shares held by trusts for the benefit of certain family members of Mr. Miller with respect to which trusts Mr. Miller is not a trustee and disclaims any beneficial ownership. Includes 5,000 shares issuable upon exercise of options exercisable within 60 days of July 31, 2000.

(4) Excludes 152,000 shares held by trusts for the benefit of certain family members of Mr. Csendes with respect to which trusts Mr. Csendes is not a trustee and disclaims any beneficial ownership. Includes 30,500 shares issuable upon exercise of options exercisable within 60 days of July 31, 2000.

(5) Includes 305,500 shares issuable upon exercise of options exercisable within 60 days of July 31, 2000.

(6) Dr. Ulrich Rohde and Dr. Meta Rohde share voting power and dispositive power with respect to all such 1,272,728 shares. Includes 5,000 shares issuable upon exercise of options exercisable within 60 days of July 31, 2000.

(7) Includes 35,000 shares issuable upon exercise of options exercisable within 60 days after July 31, 2000. Also includes 6,000 shares jointly owned with Mr. Whelihan's spouse.

(8) Includes 26,000 shares issuable upon exercise of options exercisable within 60 days of July 31, 2000.


REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         All executive compensation decisions are made by the Compensation Committee of the Board of Directors (the "Compensation Committee") which is currently composed of two independent, non-employee directors, John N. Whelihan and Jacob K. White. The Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this Proxy Statement.

         With respect to the compensation of executive officers other than the President and Chief Executive Officer, the Compensation Committee received and considered significant input from the President. Other than the Company's standard form of Non-Competition and Confidentiality Agreement, there are currently no employment agreements with any of the executive officers which fix the annual salaries of the executive officers, and no part of executive compensation has been strictly tied to statistical operating performance criteria, other than the bonus plan discussed below.

         Based on a review of public filings by other comparable publicly-held software companies, the Compensation Committee believes that the annual base salaries and bonuses of the Company's executive officers, including its Chief Executive Officer, generally are and have been set no higher than the annual base salaries and bonuses paid to executive officers of other software companies.

         During the past fiscal year, the Company granted stock options to its Chief Executive Officer, Chief Technology Officer and to all of the Company's employees. All of the Company's employees participate in a Company-sponsored bonus plan under which the Company awards stock options and bonuses based on the achievement of certain revenue milestones.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Jacob K. White and John N. Whelihan serve as members of the Compensation Committee of the Board of Directors. Neither Dr. White nor Mr. Whelihan is or has been an officer or employee of the Company.

         On September 16, 1997, the Company entered into a Consulting Agreement (the "Agreement") with Dr. Jacob White pursuant to which Dr. White has agreed to develop a computer program for use within the Company's products and under which the Company may be obligated to pay Dr. White to a maximum of $25,500 plus related expenses. Pursuant to the Agreement, any resulting software is to be commercialized and fully supported by the Company. Further, all applicable copyrights, patents, technology and intellectual property developed under this Agreement are transferred on an exclusive basis to the Company, who will own them and have the unlimited, exclusive and unimpeded rights to commercialize the work.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table summarizes the aggregate cash compensation for services in all capacities to the Company for the year ended April 30, 2000 for the Named Executive Officers of the Company and compensation received by each such individual in the two prior fiscal years.

                                                                                    Long-Term Compensation
                                                     Annual Compensation                    Awards
                                                                                          Securities
Name and Principal Position           Year        Salary ($)       Bonus ($)        Underlying Options (#)
---------------------------           ----        ----------       ---------        ----------------------
Nicholas Csendes                      2000         $200,000              --                    200
  President and                       1999         $200,000              --                151,000
 Chief Executive Officer              1998         $183,333         $12,800                     --

Zoltan J. Cendes, Ph.D.               2000         $200,000              --                    200
  Chairman of the Board and           1999         $200,000              --                151,000
  Chief Technology Officer            1998         $183,333         $12,800                     --



FISCAL YEAR-END OPTION VALUES

                                             Number of Securities                Value of Unexercised
                                      Underlying Unexercised Options at     In-the-Money Options at FY End
                                                  FY-End (#)                             ($)
Name                                      Exercisable/Unexercisable         Exercisable/Unexercisable (1)
------------------------              ---------------------------------     -------------------------------
Nicholas Csendes                               30,500 / 120,700                  $234,265 / $926,542

Zoltan J. Cendes, Ph.D.                       305,500 / 120,700                 $2,626,590 / $926,542


(1) Value per share is defined as the market price of Ansoft stock at year-end minus the per share exercise price of the option. The market price of Ansoft stock on April 30, 2000 was $ 12.813.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL AGREEMENTS

         Other than the Company's standard form of Non-Competition and Confidentiality Agreement, the Company does not presently have any employment contracts in effect with the Named Executive Officers. The Company does not have any compensatory plans or arrangements in place with the Named Executive Officers which would provide benefits to such persons upon their resignation, retirement or other termination of the Named Executive Officers. Compensation for the Named Executive Officers is currently set by the Board of Directors of the Company.

PERFORMANCE GRAPH

         The following graph shows the cumulative total stockholder return on the Common Stock from April 3, 1996 (the last trading day before the date of the Company's initial public offering) through April 30, 2000, as compared to the returns of the Total Return Index for The Nasdaq Stock Market (US) and the Nasdaq Computer Index. The graph assumes that $100 was invested in the Common Stock of the Company and in the Total Return Index for The Nasdaq Stock Market
(US) and the Nasdaq Computer Index as of April 3, 1996, and assumes reinvestment of dividends.

                                [OBJECT OMITTED]



                                             Total Return Index

    Measurement period                Ansoft                   The Nasdaq               Nasdaq Computer
   (Fiscal Year covered)            Corporation             Stock Market (US)                Index
   --------------------             -----------             -----------------           ---------------
          4/3/96                        100                        100                        100
          4/30/96                        84                        107                        111
          4/30/97                        56                        113                        110
          4/30/98                       159                        169                        201
          4/30/99                        88                        232                        384
          4/30/00                       151                        351                        779


                                   PROPOSAL 2
                 APPROVAL OF AMENDMENT TO 1995 STOCK OPTION PLAN

         On June 14, 2000, the Board of Directors adopted (and recommended for submission to the Stockholders for their approval) an amendment to the Company's 1995 Stock Option Plan (the "1995 Plan"). The amendment increased the number of shares of Common Stock reserved for issuance under the 1995 Plan from 2,500,000 to 3,500,000. The amendment was determined to be necessary to reserve a sufficient number of shares of Common Stock under the 1995 Plan to allow the Company to grant stock options to existing and future employees.

         The purposes of the 1995 Plan are to attract, retain and award persons providing services to the Company and any successor corporation and to motivate such persons to contribute to the growth and profits of the Company in the future.

         In addition to the 1995 Plan, the Company has in place the 1988 Stock Option Plan pursuant to which, as of July 31, 2000, options to purchase 219,000 shares of the Company's Common Stock were outstanding. The 1988 Stock Option Plan expires ten years after its adoption though its expiration will not affect the status of any outstanding options. The Company does not expect to grant any additional options under the 1988 Stock Option Plan.

         As of July 31, 2000, there were outstanding options to purchase 2,264,075 shares of Common Stock under the 1995 Plan. The primary features of the 1995 Plan are summarized below.

         General. Under the 1995 Plan, options may be granted to employees of the Company, directors and individuals rendering services as consultants, advisors, or independent contractors to the Company.

         The 1995 Plan offers to eligible persons ("Participants" or, individually, a "Participant") the opportunity to purchase shares of Common Stock through stock options granted to them. A stock option entitles the optionee to purchase shares of Common Stock from the Company at the exercise price. Two types of options, incentive stock options ("ISOs") and nonstatutory stock options, may be granted under the 1995 Plan. The two types of options differ primarily in the tax consequences associated with the exercise of an option and the disposition of the shares of Common Stock received upon exercise of an option. See "--Certain Federal Income Tax Consequences."

         Grants Under the 1995 Plan. The Compensation Committee, which is comprised of two non-employee directors appointed by the Board of Directors, is charged with administering the 1995 Plan. The Compensation Committee has delegated the day-to-day administrative details associated with the 1995 Plan to the Chief Executive Officer subject to the Committee's ratification of all actions taken by the Chief Executive Officer with respect to the 1995 Plan. All options granted under the 1995 Plan are evidenced by option agreements ("Option Agreements" or, individually, an "Option Agreement") that are subject to the applicable provisions of the 1995 Plan and to such other terms, conditions and restrictions as the Compensation Committee may determine to be appropriate.

         In the case of ISOs, the aggregate fair market value of Common Stock with respect to which stock options intended to meet the requirements of Code
Section 422 of the Internal Revenue Code of 1986, as amended, become exercisable for the first time by an individual during any calendar year under the 1995 Plan or the 1988 Stock Option Plan may not exceed $100,000; provided further, that if the limitation is exceeded, the ISOs that cause the limitation to be exceeded will be treated as nonstatutory stock options.

         Set forth below is the number of stock options that had been granted to Named Executive Officers during the past fiscal year under the 1995 Plan and that remained outstanding as of July 31, 2000.



                                                     Percent of
                                   Number of        total options
                                  securities          granted to
                              underlying options    employees in     Exercise   Expiration   Grant date
Name                                 (#)             fiscal year      price       date       value **
-----------------------       ------------------    --------------   --------   ----------   ----------
Nicholas Csendes                     200                   *          $6.563     11/10/09       $604
Zoltan J. Cendes, Ph.D.              200                   *          $6.563     11/10/09       $604

*  Less than 1%.

** The grant date value of options has been estimated using a Black-Scholes option pricing model.

         Although not determinable at the time of this Proxy Statement, the Compensation Committee of the Board of Directors may award certain of the Company's executive officers and directors additional incentive and nonstatutory stock options under the amended 1995 Plan.

         Exercise Price. The exercise price of a share of Common Stock purchased upon the exercise of an option granted under the 1995 Plan (the "Exercise Price") is determined by the Compensation Committee on the date the option is granted. The Exercise Price of an ISO may not be less than the fair market value of a share of Common Stock on the date the option is granted. With respect to each grant of an ISO to a Participant who beneficially owns more than 10% of the combined voting power of the Company (determined by applying certain attribution rules), the Exercise Price may not be less than 110% of the fair market value of the Common Stock on the date the option is granted. These Exercise Price requirements do not apply to nonstatutory stock options.

         Exercise and Payment. An option may be exercised in accordance with the 1995 Plan and such other terms and conditions as the Compensation Committee may prescribe. Each option is exercisable by the Participant at such time or times, or upon the occurrence of such event or events, and in such amounts, as specified in the Option Agreement; provided, however, that subsequent to the grant of an option, the Compensation Committee, at any time before complete termination of such option, may accelerate the time or times at which the option may be exercised, in whole or in part, and may permit the Participant or any other designated person to exercise the option, or any portion thereof, for all or part of the remaining option term, notwithstanding any provision of the Option Agreement to the contrary.

         The maximum period during which an ISO may be exercised is determined by the Compensation Committee on the date of grant, but may not be longer than ten years, provided that, any ISO granted to a Participant who beneficially owns more than 10% of the combined voting power of the Company (determined by applying certain attribution rules) may not be exercisable after the expiration of five years after the date of grant. The term of any option is specified in the applicable Option Agreement. An option is considered exercised on the date the Exercise Price is paid to the Company. The Exercise Price must be paid in cash or a cash equivalent authorized by the Compensation Committee.

         Administration. The 1995 Plan is administered by the Compensation Committee of the Board of Directors, though the Committee has delegated the day-to-day administrative details associated with the 1995 Plan to the Chief Executive Officer subject to the Committee's ratification of all actions taken by the Chief Executive Officer with respect to the 1995 Plan. Compensation Committee members generally may not be employees of the Company and serve at the pleasure of the Board of Directors. The Compensation Committee has the authority to interpret all provisions of the 1995 Plan; to prescribe the form of Option Agreements; to adopt, amend and rescind rules and regulations pertaining to the administration of the 1995 Plan; and to make all other determinations necessary or advisable for the administration of the 1995 Plan.

         Certain Federal Income Tax Consequences. The following discussion outlines certain federal income tax consequences of participation in the 1995 Plan. Individual circumstances may vary these results. Additionally, federal income tax laws and regulations are complex and frequently amended, and each Participant should rely on his own tax counsel for advice regarding the federal income tax consequences of participation in the 1995 Plan.

         Federal Income Tax Treatment of ISOs. A Participant generally will not recognize taxable income on the grant or the exercise of an ISO (although the exercise of an ISO can increase the Participant's alternative minimum tax liability because the difference between the fair market value of the Common Stock acquired and the Exercise Price will be included in the Participant's alternative minimum taxable income). A Participant will recognize taxable income if and when the Participant disposes of the shares of Common Stock acquired under the ISO. If the disposition occurs more than two years after the grant of the ISO and more than one year after the shares of Common Stock are transferred to the Participant on exercise of the ISO (the "ISO Holding Period"), the Participant will recognize capital gain (or loss) equal to the excess (or deficiency) of the amount realized from disposition of the Common Stock less the Participant's tax basis in the Common Stock. A Participant's tax basis in the Common Stock generally is the amount the Participant paid on exercise of the ISO. The capital gain (or loss) will be long-term or short-term depending on the length of time the Participant held the shares of Common Stock.

         If Common Stock acquired under an ISO is disposed of before the expiration of the ISO Holding Period (a "Disqualifying Disposition"), a Participant generally will recognize as ordinary income in the year of the Disqualifying Disposition the difference between the fair market value of the Common Stock on the date of exercise of the ISO and the Exercise Price paid by the Participant. Any additional gain will be treated as long-term or short-term capital gain depending on the length of time the Participant held the shares of Common Stock.

         A special rule applies to a Disqualifying Disposition of Common Stock where the amount realized on the disposition is less than the fair market value of the Common Stock on the date of exercise of the ISO. In that event, the Participant generally will recognize as ordinary income the difference between the amount realized on the disposition of the Common Stock and the Exercise Price paid by the Participant instead of the ordinary income amount described above for a Disqualifying Disposition. Any additional loss will be treated as a long-term or short-term capital loss depending on the length of time the Participant held the shares of Common Stock.

         The Company generally will not be entitled to a federal income tax deduction with respect to the grant or exercise of an ISO. In the event a participant disposes of Common Stock acquired under an ISO in a Disqualifying Disposition, the Company generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the Participant is to recognize.

         Federal Income Tax Treatment of Nonstatutory Stock Options. A Participant generally will not recognize taxable income on the grant of a nonstatutory stock option. On the exercise of a nonstatutory stock option, a Participant will recognize as ordinary income the difference between the fair market value of the Common Stock acquired and the Exercise Price paid by the Participant. A Participant's tax basis in the Common Stock acquired upon the exercise of a nonstatutory stock option is the amount paid for the Common Stock plus any amount included in income with respect to the exercise. The Participant's holding period for the Common Stock begins on the day the Common Stock is acquired. Any gain or loss that a Participant recognizes on a subsequent disposition of Common Stock acquired upon the exercise of a nonstatutory stock option generally will be long-term or short-term capital gain or loss depending on the length of time the Participant held the shares of Common Stock. The amount of the gain (or loss) will equal the excess (or deficiency) of the amount realized on the subsequent disposition less the Participant's tax basis in his shares of Common Stock. The exercise of a nonstatutory stock option generally will entitle the Company to claim a federal income tax deduction equal to the amount of ordinary income the Participant is to recognize.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE 1995 STOCK OPTION PLAN AS DESCRIBED ABOVE.

                                   PROPOSAL 3
              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

         The Board has selected KPMG LLP to serve as the Company's principal accountants for the year ending April 30, 2000. A representative of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if such person desires to do so, and to respond to appropriate questions.

         The proposal to ratify the selection of KPMG LLP will be approved by the stockholders if it receives the affirmative vote of a majority of the shares present and entitled to vote on the proposal. If a proxy card is specifically marked as abstaining from voting on the proposal to approve the ratification of the selection of KPMG LLP as independent accountants, the abstention will have the effect of a vote against the proposal, even though the shares represented thereby will not be counted as having been voted against the proposal. Broker non-votes will be treated as shares not capable of being voted on the proposal and, accordingly, will have no effect on the outcome of voting on the proposal.

         Although the ratification of the election of independent auditors by the stockholders is not required by Delaware law or the Amended and Restated Certificate of Incorporation or By-laws of the Company, the Board of Directors believes that the stockholders should have an opportunity to express themselves on this matter. In the event that the vote on this matter is negative, the Board of Directors, acting upon advice from the Audit Committee, will consider the election of other independent auditors.

THE BOARD RECOMMENDS VOTING FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT ACCOUNTANTS.

                                  OTHER MATTERS

         The Board knows of no matters which are to be brought before the Annual Meeting other than those set forth in the accompanying Notice. If any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy card, or their duly appointed substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

                            SOLICITATIONS OF PROXIES

         The cost of solicitation of proxies for use at the Annual Meeting will be borne by the Company. Solicitations will be made primarily by mail or by facsimile, but regular employees of the Company may solicit proxies personally or by telephone. In addition, the Company has retained American Stock Transfer to act as the Company's registrar and transfer agent and to assist in the solicitation of proxies from brokers, nominees, institutions and individuals on behalf of the Company. In return for such services, the Company pays American Stock Transfer & Trust Company a monthly $500 fee. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

                  STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

         Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of the Company's stockholders by submitting such proposals to the Company in a timely manner and by including with such proposal the information specifically called for by Rule 14a-8. In order to be so included in the Company's 2001 proxy statement and to be properly considered at the 2001 Annual Meeting, stockholder proposals must be received by the Company no later than April 14, 2001, and must otherwise comply with the requirements as set forth in Rule 14a-8.


                                  ANNUAL REPORT

         A copy of the Company's Annual Report to Stockholders for the fiscal year ended April 30, 2000 (which is not part of the Company's proxy soliciting material) is being mailed with this proxy statement.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                               ANSOFT CORPORATION

         The undersigned stockholder(s) of Ansoft Corporation, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the Company's 2000 Annual Meeting, and hereby appoints Nicholas Csendes and Anthony L. Ryan, or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Stockholders of the Company to be held at 9:00 a.m. local time on Monday, September 11, 2000, at the Sheraton Hotel, 7 Station Square Drive, Pittsburgh, Pennsylvania 15219-1119 and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this proxy card.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

                      PLEASE MAIL IN THE ENVELOPE PROVIDED

/X/ Please mark your votes as in this example.

                                            FOR all nominees listed below,       WITHHOLD authority to vote for all
                                                  except as indicated                         nominees
1.  ELECTION OF DIRECTORS
                                                          / /                                    / /

Instructions: To withhold authority for any individual nominee, mark "For" above, and strike a line through the name of the nominee or nominees as to whom you wish to withhold authority.

Nominees:       Nicholas Csendes                                       Ulrich L. Rohde, Ph.D.
                Zoltan J. Cendes, Ph.D.                                John N. Whelihan
                Thomas A.N. Miller                                     Jacob K. White, Ph.D

                                                                FOR                AGAINST              ABSTAIN
2.  Proposal to Approve an Amendment to the Company's
    1995 Stock Option Plan                                      / /                  / /                  / /

                                                                FOR                AGAINST              ABSTAIN
3.  Proposal to Ratify Appointment of Independent
    Auditors                                                    / /                  / /                  / /


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN BY THE UNDERSIGNED STOCKHOLDER(S). IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE SIX NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS, FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S 1995 STOCK OPTION PLAN AND FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF THE COMPANY'S INDEPENDENT AUDITORS.

The proxies are authorized to vote, in their discretion, upon such other matter or matters that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.

Signature:
           -------------------------------------------------------------------
Signature (if held jointly)
                            --------------------------------------------------

Dated:
       ------------------------------------------------------------------------

NOTE: Please sign exactly as name appears hereon. If shares are registered in more than one name, the signature of all such persons are required. A corporation shall sign in its full corporate name by a duly authorized officer, stating his or her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by an authorized person.